Exhibit 10.1

EXECUTION COPY

SEVENTH AMENDMENT

SEVENTH AMENDMENT, dated as of April 21, 2006 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of July 8, 2002 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SIX FLAGS, INC., a Delaware corporation (“Parent”), SIX FLAGS OPERATIONS INC., a Delaware corporation (“Holdings”), SIX FLAGS THEME PARKS INC., a Delaware corporation (the “Primary Borrower”), the Foreign Subsidiary Borrowers from time to time parties to the Credit Agreement (together with the Primary Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, THE BANK OF NEW YORK and BANK OF AMERICA, N.A., as syndication agents, CREDIT LYONNAIS, NEW YORK BRANCH, as documentation agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make and have made loans and other extensions of credit to the Borrowers;

WHEREAS, the Borrowers have requested and, upon this Amendment becoming effective, the Lenders will have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment; and

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.           DEFINITIONS.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.           AMENDMENTS TO THE CREDIT AGREEMENT.

2.1           Amendments to Section 1.1 of the Credit Agreement.

(a)           The definitions of “Applicable Margin”, “Consolidated Debt Service”, “Consolidated Fixed Charges”, “Consolidated Total Debt”, “Incremental Tranche B Term Loans”, “Lender Addendum”, “Tranche B Term Loan”, “Tranche B Term Loan Commitment”, “Tranche B Term Loan Lender” and “Tranche B Term Loan Percentage” set forth in Section 1.1 of the Credit Agreement are hereby amended in their respective entireties to read as follows:

“Applicable Margin”:  (a) with respect to Revolving Credit Loans, Swing Line Loans, Multicurrency Loans and Tranche B-1 Term Loans, the rate per annum determined for such Type of Loan pursuant to the Pricing Grid and (b) with respect to any Optional Term Loans, such per annum rates as shall be agreed to by the Primary Borrower and the Lenders providing such Optional Term Loans as shown in the applicable Optional Increase Amendment; provided that, at the time of the making of any Optional Term Loans, the Applicable Margin for the Tranche B-1 Term Loans shall be automatically increased if and to the extent required by Section 6.18(b).

“Consolidated Debt Service”:  for any period, the sum, for Holdings and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (a) all regularly scheduled payments of principal of any Indebtedness during such period, including the principal component of any payments in respect of Capital Lease Obligations, but excluding in any event (i) any prepayments made pursuant to Section 6.4 or 6.5 during such period, (ii) for any period including any portion of the period from September 30, 2008 through June 30, 2009, the amount of principal payments scheduled to be made during such period in respect of the Tranche B Term Loans and (iii) for any period, any payments made pursuant to the proviso following the repayment schedule set forth in Section 2.3 plus (b) Consolidated Interest Expense for such period.

“Consolidated Fixed Charges”:  for any period, the sum of (a) Consolidated Debt Service for such period plus (b) the aggregate amount of all Capital Expenditures (Sustaining) made during such period plus (c) the aggregate amount paid, or required to be paid, in cash in respect of income taxes of Holdings and its Subsidiaries for such fiscal period or (without duplication) paid by Holdings pursuant to the Tax Sharing Agreement, plus (d) the amount of Restricted Payments for such period (other than any Restricted Payments permitted by clause (iv), (v), (vi), (vii), (viii) or (ix) of Section 10.5(c)).  For purposes of calculating the Consolidated Fixed Charges Coverage Ratio for any period of four consecutive fiscal quarters, Holdings may, to the extent necessary to satisfy the Consolidated Fixed Charges Coverage Ratio, exclude up to $150,000,000 in the aggregate of (i) cash dividends made by Holdings during such period to Parent to enable Parent to pay distributions and other required payments under the Partnership Parks Agreements and (ii) other cash payments by Holdings in respect of Subordinated Parent Advances.  Notwithstanding the foregoing:

(A)  if during any period for which Consolidated Fixed Charges is being determined, the Primary Borrower or any of its Subsidiaries shall have consummated the sale of the Cleveland Park or the European Parks in a transaction permitted by Section 10.4(c)(viii) then, for purposes of calculating the Consolidated Fixed Charges Coverage Ratio for such period, Consolidated Fixed Charges shall be calculated after giving pro forma effect to the refinancing or repayment of an aggregate principal amount of Indebtedness under the Indentures of the Parent that is equal to the Net Park Proceeds in respect of such sale divided by 1.08, as if the same had occurred on the first day of such period, whether or not such Indebtedness was so refinanced or repaid during such period;

(B)  if during any period for which Consolidated Fixed Charges is being determined, the Primary Borrower or any of its Subsidiaries shall have consummated the sale of the Houston Park then, for purposes of calculating the Consolidated Fixed Charges Coverage Ratio for such period, Consolidated Fixed Charges shall be calculated after giving pro forma effect to the refinancing or repayment of an aggregate principal amount of Indebtedness under the Indentures of the Parent that is equal to the Net Houston Park Proceeds in respect of such sale, as if the same had occurred on the first day of such period, whether or not such Indebtedness was so refinanced or repaid during such period; and

(C)  if during any period for which Consolidated Fixed Charges is being determined, the Primary Borrower or any of its Subsidiaries shall have consummated any asset sale permitted by Section 10.4(c)(x) then, for purposes of calculating the Consolidated Fixed Charges Coverage Ratio for such period, Consolidated Fixed Charges shall be calculated after giving pro forma effect to the refinancing or repayment of an aggregate principal amount of Indebtedness under the Indentures of the Parent or redemption of Parent Preferred Stock, as applicable, that is equal to the lesser of (x) $300,000,000 and (y) the Net Sale Proceeds in respect of such sale, as if the same had occurred on the first day of such period, whether or not such Indebtedness or Parent Preferred Stock was so refinanced, repaid or redeemed, as the case may be, during such period.

Notwithstanding the foregoing, if during any period for which Consolidated Fixed Charges is being determined, Parent shall have refinanced or repaid any Indebtedness under any of its Indentures or shall have redeemed any Parent Preferred Stock, for purposes of calculating the Consolidated Fixed Charges Coverage Ratio for such period, Consolidated Fixed Charges shall be calculated after giving pro forma effect to the refinancing or repayment of such Indebtedness or the redemption of such Parent Preferred Stock, as applicable, as if the same had occurred on the first day of such period.  For purposes of this definition, when such pro forma effect is given to the refinancing or repayment of such Indebtedness or to the redemption of such Parent Preferred Stock, the pro forma calculations shall be made as determined in good faith by a Responsible Officer of the Primary Borrower and shall be reasonably satisfactory to the Administrative Agent.

“Consolidated Total Debt”:  as at any date, the aggregate amount of all Indebtedness (other than the undrawn portion of any outstanding letters of credit) of Holdings and its Subsidiaries that would, in conformity with GAAP, be set forth on the balance sheet of Holdings and its Subsidiaries at such date (determined on a consolidated basis without duplication in accordance with GAAP); provided, that for purposes of calculating the Consolidated Leverage Ratio, as such term is used in Section 10.1(a) only, Consolidated Total Debt shall mean, as at the last day of any fiscal quarter, the sum of (a) the aggregate outstanding principal amount of all Indebtedness (other than Revolver Indebtedness and the undrawn portion of any outstanding letters of credit) of Holdings and its Subsidiaries that would, in conformity with GAAP, be set forth on the balance sheet of Holdings and its Subsidiaries on such date (determined on a consolidated basis without duplication in accordance with GAAP) plus (b) the average of the amounts of Revolver Indebtedness outstanding on such last day and on the last day of each of the three immediately preceding fiscal quarters.  For purposes of the preceding sentence, “Revolver Indebtedness” means the Indebtedness of Holdings and its Subsidiaries in respect of Revolving Credit Loans and Swing Line Loans.

“Incremental Tranche B Term Loans”:  the Tranche B Term Loans made on the Incremental Tranche B Effective Date pursuant to Section 2.1(b) of this Agreement, as this Agreement was in effect immediately prior to giving effect to the Seventh Amendment.

“Lender Addendum”:  with respect to any Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Amendment and Restatement Effective Date as provided in Section 13.17, on the effective date of any Optional Increase Amendment as provided in Section 6.18(d), or on the effective date of the Seventh Amendment as provided in Section 4(b) thereof, as applicable.

“Tranche B Term Loan”:  (a) prior to the Seventh Amendment Effective Date, each Existing Tranche B Term Loan and (b) from and after the Seventh Amendment Effective Date, each Tranche B-1 Term Loan.

“Tranche B Term Loan Commitments”:  (a) prior to the Seventh Amendment Effective Date, the Existing Tranche B Term Loan Commitments and (b) from and after the Seventh Amendment Effective Date, the Tranche B-1 Term Loan Commitments.

“Tranche B Term Loan Lenders”:  (a) prior to the Seventh Amendment Effective Date, the Existing Tranche B Term Loan Lenders and (b) from and after the Seventh Amendment Effective Date, the Tranche B-1 Term Loan Lenders.

“Tranche B Term Loan Percentage”:  as to any Lender at any time, the percentage which such Lender’s Tranche B Term Loan Commitment then constitutes of the sum of (a) the Tranche B Term Loans then outstanding and (b) the aggregate Tranche B Term Loan Commitments (or, at any time after the Seventh Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of all Tranche B Term Loans then outstanding).

(b)           Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Continuing Tranche B Term Loan Lender”:  any Lender that holds an Existing Tranche B Term Loan prior to the Seventh Amendment Effective Date and a Tranche B-1 Term Loan from and after the Seventh Amendment Effective Date.  Any Continuing Tranche B Term Loan Lender shall be deemed to be a Tranche B-1 Term Loan Lender from and after the Seventh Amendment Effective Date.

“Converted Term Loan”:  as defined in Section 2.1(b).

“Existing Tranche B Term Loan Commitment”:  as to any Lender, the obligation of such Lender, if any, to make an Existing Tranche B Term Loan to the Primary Borrower on the Closing Date, the Amendment and Restatement Effective Date and/or the Incremental Tranche B Effective Date, as applicable.  The original aggregate amount of the Existing Tranche B Term Loan Commitments on the Closing Date was $600,000,000, the original aggregate amount of the Existing Tranche B Term Loan Commitments on the Amendment and Restatement Effective Date was $4,500,000 and the original aggregate amount of the Tranche B Term Loan Commitments on the Incremental Tranche B Effective Date was $130,000,000.

“Existing Tranche B Term Loan Lenders”:  the several banks and other financial institutions or entities parties to this Agreement as Tranche B Term Loan Lenders, as this Agreement was in effect immediately prior to giving effect to the Seventh Amendment.

“Existing Tranche B Term Loans”:  the collective reference to (a) the term loans made on the Closing Date pursuant to Section 2.1 of the Existing Credit Agreement, (b) the term loans made on the Amendment and Restatement Effective Date pursuant to Section 2.1(a) of this Agreement, as this Agreement was in effect immediately prior to giving effect to the Seventh Amendment, and (c) the term loans made on the Incremental Tranche B Effective Date pursuant to Section 2.1(b) of this Agreement, as this Agreement was in effect immediately prior to giving effect to the Seventh Amendment.  As of the Seventh Amendment Effective Date, after giving effect to the amendments and transactions under this Agreement consummated on the Seventh Amendment Effective Date, the aggregate outstanding principal amount of Existing Tranche B Term Loans is $0.

“Net Sale Proceeds”:  as defined in Section 10.5(c)(ix).

“Seventh Amendment”:  the Seventh Amendment, dated as of April 21, 2006, to this Agreement.

“Seventh Amendment Effective Date”:  as defined in Section 4 of the Seventh Amendment.

“Tranche B-1 Term Loan”:  as defined in Section 2.1(a).

“Tranche B-1 Term Loan Commitment”:  as to any Lender, the obligation of such Lender, if any, to make a Tranche B-1 Term Loan (or to convert its Existing Tranche B Term Loan into a Tranche B-1 Term Loan) to the Primary Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Tranche B-1 Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender shall have acquired its Tranche B-1 Term Loan Commitment, as the same may be changed from time to time pursuant to the terms hereof.  The original aggregate amount of the Tranche B-1 Term Loan Commitments is $643,537,500.

“Tranche B-1 Term Loan Lender”:  each Lender that has a Tranche B-1 Term Loan Commitment or that holds a Tranche B-1 Term Loan.

2.2           Amendment to Section 2.1 of the Credit Agreement.  Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

2.1  Tranche B-1 Term Loan Commitments.  (a)  Subject to the terms and conditions hereof, the Tranche B-1 Term Loan Lenders severally agree to make term loans (or, in the case of a Continuing Tranche B Term Loan Lender, pursuant to clause (b) below, elects to convert all or a portion of such Continuing Tranche B Term Loan Lender’s Existing Tranche B Term Loans) (each, a “Tranche B-1 Term Loan”) to the Primary Borrower on the Seventh Amendment Effective Date in an amount for each Tranche B-1 Term Loan Lender not to exceed the Tranche B-1 Term Loan Commitment of such Lender.  The Tranche B-1 Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Primary Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 6.6.

(b)  In connection with the making of the Tranche B-1 Term Loans pursuant to clause (a) above, by delivering written notice to the Administrative Agent on or prior to the Seventh Amendment Effective Date, any Continuing Tranche B Term Loan Lender may elect to make all or any portion of such Lender’s Tranche B-1 Term Loan requested by the Primary Borrower to be made on the Seventh Amendment Effective Date by converting all or a portion of the outstanding principal amount of the Existing Tranche B Term Loans held by such Lender into a Tranche B-1 Term Loan in a principal amount equal to the amount of the loans so converted (each, a “Converted Term Loan”).  On the Seventh Amendment Effective Date, the Converted Term Loans shall be converted for all purposes of this Agreement into Tranche B-1 Term Loans, and the Administrative Agent shall record in the Register the aggregate amounts of Converted Term Loans converted into Tranche B-1 Term Loans.  Any written notice to the Administrative Agent delivered by an applicable Continuing Tranche B Term Loan Lender pursuant to this Section shall specify the amount of such Lender’s Tranche B-1 Term Loan Commitment and the principal amount of the Existing Tranche B Term Loans held by such Lender that are to be converted into a Tranche B-1 Term Loan.

2.3           Amendment to Section 2.2 of the Credit Agreement.  Section 2.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

2.2  Procedure for Term Loan Borrowing.  (a)  The Primary Borrower shall deliver to the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (i) three Business Days prior to the anticipated Seventh Amendment Effective Date, in the case of Eurocurrency Loans and (ii) one Business Day prior to the anticipated Seventh Amendment Effective Date, in the case of Base Rate Loans) requesting that the Tranche B-1 Term Loan Lenders make the Tranche B-1 Term Loans on the Seventh Amendment Effective Date and specifying the amount to be borrowed.  Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche B-1 Term Loan Lender thereof.  Not later than 12:00 Noon, New York City time, on the Seventh Amendment Effective Date each Tranche B-1 Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche B-1 Term Loan to be made by such Lender, provided that any Converted Term Loan of such Lender shall be applied toward satisfaction of the foregoing funding requirement.  Subject to the immediately preceding sentence, the Administrative Agent shall use the amounts made available to the Administrative Agent by the Tranche B-1 Term Loan Lenders to prepay the Existing Tranche B Term Loans outstanding on such date.

(b)  Notwithstanding anything to the contrary in this Agreement, the Interest Period in effect on the Seventh Amendment Effective Date in respect of any Converted Term Loan (each a “Current Interest Period”) will continue to be in effect for such Loan following the Seventh Amendment Effective Date, and the initial Interest Period of any Tranche B-1 Term Loan funded on the Seventh Amendment Effective Date will end on the last day of a Current Interest Period agreed to by the Primary Borrower and the Administrative Agent.

2.4           Amendment to Section 2.3 of the Credit Agreement.  Section 2.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

2.3  Repayment of Tranche B-1 Term Loans.  The Tranche B-1 Term Loan of each Tranche B-1 Term Loan Lender shall mature in 13 consecutive quarterly installments, commencing on June 30, 2006, each of which shall be in an amount equal to such Lender’s Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

Installment	Principal Amount

June 30, 2006	$1,637,500.00
September 30, 2006	$1,637,500.00
December 31, 2006	$1,637,500.00
March 31, 2007	$1,637,500.00
June 30, 2007	$1,637,500.00
September 30, 2007	$1,637,500.00
December 31, 2007	$1,637,500.00
March 31, 2008	$1,637,500.00
June 30, 2008	$1,637,500.00
September 30, 2008	$157,200,000.00
December 31, 2008	$157,200,000.00
March 31, 2009	$157,200,000.00
June 30, 2009	$157,200,000.00

provided that, notwithstanding the foregoing, (a) if the aggregate principal amount of the Tranche B-1 Term Loans made on the Seventh Amendment Effective Date is less than the aggregate amount of the Tranche B-1 Term Loan Commitments, the amount of each relevant principal installment set forth above shall be proportionally reduced to reflect such lesser amount so borrowed and (b) all outstanding Tranche B-1 Term Loans, together with interest thereon, shall be due and payable on December 31, 2008 in the event that the Parent Preferred Stock is not redeemed or converted into common stock of Parent prior to December 31, 2008.

2.5           Amendment to Section 4.3 of the Credit Agreement.  Section 4.3 of the Credit Agreement is hereby amended in its entirety to read as follows:  “4.3  [Intentionally omitted.]”.

2.6           Amendment to Section 6.1(a) of the Credit Agreement.  Section 6.1(a) of the Credit Agreement is hereby amended by deleting from clause (ii) thereof the words “Section 4.3 and”.

2.7           Amendment to Section 6.5(b) of the Credit Agreement.  Section 6.5(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

(b)  Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, then, unless a Reinvestment Notice shall be delivered in respect thereof, the Tranche B Term Loans shall be prepaid, and/or the Multicurrency Commitments shall be reduced, on or before the date which is thirty days following the date of receipt of such Net Cash Proceeds, by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 6.5(d); provided, that, notwithstanding the foregoing:

(i)  the aggregate amount of Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $10,000,000 in any fiscal year of Holdings;

(ii)  on each Reinvestment Prepayment Date the Tranche B Term Loans shall be prepaid, and/or the Multicurrency Commitments shall be reduced, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 6.5(d);

(iii)  no prepayment of the Tranche B Term Loans or reduction of the Multicurrency Commitments shall be required to be made under this Section 6.5(b) in respect of the Net Cash Proceeds received by Holdings or any of its Subsidiaries from the sales of the Cleveland Park and/or the European Parks that are in excess of (A) $45,000,000 if, on such date, the sale of the Cleveland Park has been consummated but the sale of the European Parks has not been consummated, (B) $125,000,000 if, on such date, the sale of the European Parks has been consummated or (C) $125,000,000 if, on such date, the sale of the European Parks and the Cleveland Park have been consummated;

(iv)  no prepayment of the Tranche B Term Loans or reduction of the Multicurrency Commitments shall be required to be made under this Section 6.5(b) in respect of the Net Cash Proceeds received by Holdings or any of its Subsidiaries from the sale of the Houston Park; and

(v)  so long as no Default or Event of Default has occurred and is continuing or would result therefrom, no prepayment of the Tranche B Term Loans or reduction of the Multicurrency Commitments shall be required to be made under this Section 6.5(b) in respect of the Net Cash Proceeds received by Holdings or any of its Subsidiaries from

Asset Sales permitted by Section 10.4(c)(x) to the extent such Net Cash Proceeds are used, within one year after the date of receipt thereof, (A) to make up to an aggregate of $300,000,000 of Restricted Payments permitted by clause (ii) or (ix) of Section 10.5(c) or (B) to acquire, restore or construct assets useful in its business in an aggregate amount, for all such expenditures made as permitted by this clause (B), not to exceed $100,000,000.

2.8           Amendment to Section 6.11(a) of the Credit Agreement.  Section 6.11(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof.

2.9           Amendments to Section 6.18 of the Credit Agreement.  Section 6.18 of the Credit Agreement is hereby amended by (a) deleting paragraph (a) thereof in its entirety and substituting in lieu thereof the following:

(a)  In accordance with the provisions of this Section 6.18, the Primary Borrower may, at its option, at any three times after the Seventh Amendment Effective Date, request in writing (each, an “Optional Increase Request”) that the Facilities be increased by up to $300,000,000 in the aggregate for all Optional Increase Requests, provided that (i) no Default or Event of Default shall exist at the time of or after giving effect to such increase and the use of proceeds thereof, (ii) the Loan Parties shall be in pro forma compliance with the financial covenants contained in this Agreement after giving effect to such increase (as if such increase had become effective on the first day of the applicable period of four consecutive fiscal quarters) and the use of proceeds thereof, (iii) the Administrative Agent shall have received evidence satisfactory to it that the incurrence of such additional Indebtedness will not violate the terms of the Indentures (other than any such Indenture the Indebtedness under which will be simultaneously refinanced in full with the proceeds of such increase) and (iv) any such amount used to refinance or repay public Indebtedness of Parent, to redeem Parent Preferred Stock or to make distributions or other required payments under the Partnership Parks Agreements shall be comprised of Optional Term Loans.

and (b) deleting clauses (ii) and (iii) from paragraph (b) thereof and substituting in lieu thereof the following:

(ii) any such Optional Term Loans shall have such pricing as may be agreed by the Primary Borrower and the Lenders providing such Optional Term Loans, provided that if the applicable margin for such Optional Term Loans exceeds the Applicable Margin for the Tranche B Term Loans (including any upfront fees paid with respect to the Tranche B Term Loan Facility) by more than 0.25% on a weighted average basis (including any such increase in the form of original issue discount or upfront or similar fees), the Applicable Rate relating to the existing Tranche B Term Loans shall be adjusted to be equal to the Applicable Rate for such Optional Term Loans (which, for such purposes only, shall be deemed to include all original issue discount or upfront or similar fees payable to all Lenders providing such Optional Term Loans) minus 0.25%, and (iii) any such additional loans made pursuant to the increase in Multicurrency Commitments shall constitute “Multicurrency Loans” and, as such, shall have the same terms and conditions as are applicable to Multicurrency Loans hereunder, including, without limitation, the Multicurrency Termination Date, the Applicable Margin, the Commitment Fee Rate, the procedures for borrowing and the borrowing conditions.

2.10         Amendment to Section 7.2 of the Credit Agreement.  Section 7.2 of the Credit Agreement is hereby amended by deleting therefrom the date “December 31, 2001” and substituting in lieu thereof the date “January 1, 2006”.

2.11         Amendment to Section 7.16 of the Credit Agreement.  Section 7.16 of the Credit Agreement is hereby amended by deleting the first two sentences thereof and substituting in lieu thereof the following sentence:

The proceeds of the Tranche B-1 Term Loans made on the Seventh Amendment Effective Date shall be used to prepay the Existing Tranche B Term Loans.

2.12         Amendment to Section 9.9 of the Credit Agreement.  Section 9.9 of the Credit Agreement is hereby amended in its entirety to read as follows:  “9.9  [Intentionally omitted.]”.

2.13         Amendments to Section 10.4(c) of the Credit Agreement.  Section 10.4(c) of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (viii) thereof and substituting in lieu thereof a “,” and (b) inserting the following at the end thereof before the “.”:

and (x) the Disposition of other Property having a fair market value not to exceed $300,000,000 in the aggregate, provided that all Dispositions permitted by this clause (x) shall be made for at least fair market value, as determined in good faith by the Board of Directors of Holdings or the Primary Borrower, and for at least 75% cash or cash equivalent consideration

2.14         Amendments to Section 10.5(c) of the Credit Agreement.  Section 10.5(c) of the Credit Agreement is hereby amended by (a) deleting clause (v) in its entirety and substituting in lieu thereof the following clause (v):

(v)  up to $130,000,000 of amounts payable in respect of any refinancing or repayment of Indebtedness under any Indenture of Parent, provided that such Restricted Payment is funded solely with the proceeds of Optional Term Loans made on the Incremental Tranche B Effective Date;

(b) deleting the word “and” at the end of clause (vi) thereof, (b) deleting the “.” at the end of clause (vii) thereof and substituting “;” in lieu thereof and (c) inserting the following at the end thereof:

(viii)  up to $300,000,000 of amounts payable in respect of any refinancing or repayment of Indebtedness under any Indenture of Parent or any redemption of Parent Preferred Stock, provided that (A) such Restricted Payment is funded solely with the proceeds of Optional Term Loans made after the Seventh Amendment Effective Date remaining after giving effect to the aggregate amount of such proceeds then paid in respect of payments under the Partnership Parks Agreements permitted by Section 10.5(c)(ii) and (B) such Restricted Payment is made within 11 months after the receipt of such proceeds; and

(ix)  up to $300,000,000 of amounts payable in respect of any refinancing or repayment of Indebtedness under any Indenture of Parent or any redemption of Parent Preferred Stock, provided that (A) any such Restricted Payment is funded solely with any Net Cash Proceeds of any sale of assets permitted by Section 10.4(c)(x) remaining after giving effect to the aggregate amount of such Net Cash Proceeds then paid (1) to acquire, restore or construct assets useful in the business of the Primary Borrower and its Subsidiaries as contemplated by Section 6.5(b)(v)(B) and/or (2) in respect of payments under the Partnership Parks Agreements permitted by Section 10.5(c)(ii) (such remaining amount, the “Net Sale Proceeds”) and (B) such Restricted Payment is made within 11 months after the receipt of such Net Sale Proceeds.

2.15         Amendments to Section 10.9 of the Credit Agreement.  Section 10.9 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (iv) thereof and substituting in lieu thereof a “,” and (b) inserting the following at the end thereof before the “.”:

and (vi) Holdings may make any Restricted Payment permitted by Section 10.5(c)

2.16         Amendment to Section 10.14(a) of the Credit Agreement.  Section 10.14(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof and substituting in lieu thereof the following sentence:

In the case of Parent, notwithstanding anything to the contrary in this Agreement or any other Loan Document, apply all or any portion of any Restricted Payment made to it as permitted by clause (ii), (vi), (vii), (viii) or (ix) of Section 10.5(c) to refinance or repay Indebtedness under any Indenture of Parent, to redeem Parent Preferred Stock or to make distributions or other required payments under the Partnership Parks Agreements, as applicable, after the day that is 30 days after the date of the making of such Restricted Payment (it being understood and agreed that, to the extent such Restricted Payment is not applied to refinance or repay Indebtedness under any Indenture of Parent, to redeem Parent Preferred Stock or to make distributions or other required payments under the Partnership Parks Agreements, as applicable, within 30 days after the making thereof, Parent shall make to Holdings, and Holdings shall make to the Primary Borrower, on the first Business Day that is at least 31 days after the date of such Restricted Payment, a cash equity contribution in an amount equal to such unapplied amount of the Restricted Payment).

2.17         Amendment to Annex A of the Credit Agreement.  Annex A to the Credit Agreement is hereby amended in its entirety to read as set forth on Annex A hereto.

SECTION 3.           JOINDER.  For the avoidance of doubt, each Lender executing and delivering a Lender Addendum in the form of Exhibit A hereto (each, a “Lender Addendum”) shall, from and after the Seventh Amendment Effective Date, be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the other provisions thereof.

SECTION 4.           CONDITIONS PRECEDENT. This Amendment shall become effective on and as of the date (the “Seventh Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a)           the Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of Parent, Holdings and the Primary Borrower;

(b)           the Administrative Agent shall have received a duly completed Lender Addendum (or a facsimile transmission thereof), substantially in the form of Exhibit A hereto, executed and delivered by (i) each Tranche B-1 Term Loan Lender (as defined in this Amendment), (ii) Lenders constituting the Required Lenders, (iii) Lenders constituting the Required Prepayment Lenders and (iv) for the effectiveness of Sections 2.5, 2.6 and 2.8 hereof, each Multicurrency Lender;

(c)           the Administrative Agent shall have received an executed Acknowledgment and Consent, substantially in the form of Exhibit B hereto, from each Guarantor (such Acknowledgment and Consent, together with this Amendment, the “Amendment Documents”);

(d)           all additional or amended filings and all amendments to the Security Documents requested by the Administrative Agent at a time reasonably prior to the execution of the Amendment shall have been made and/or completed;

(e)           all material Governmental Authority and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable to be obtained by Holdings or any of its Subsidiaries in connection with the Tranche B-1 Term Loans (as defined in this Amendment) and the continuing operations of the Loan Parties shall have been obtained and shall be in full force and effect as of the Seventh Amendment Effective Date;

(f)            the Administrative Agent shall have received all fees required to be paid, and all reasonable expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Seventh Amendment Effective Date;

(g)           the outstanding principal amount of the Existing Tranche B Term Loans (as defined in this Amendment) shall have been paid in full with the proceeds of the Tranche B-1 Term Loans or converted into Tranche B-1 Term Loans, and all accrued and unpaid interest and other amounts due and payable on the Existing Tranche B Term Loans not converted to Tranche B-1 Term Loans shall have been paid in full;

(h)           the Administrative Agent shall have received a certificate duly executed by a Responsible Officer of each of Parent, Holdings and the Primary Borrower, dated the Seventh Amendment Effective Date, substantially in the form of Exhibit C hereto, with appropriate insertions and attachments; and

(i)            the Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Seventh Amendment Effective Date) of (i) Cadwalader, Wickersham & Taft LLP, counsel to the Parent, Holdings and its Subsidiaries and (ii) James M. Coughlin, Esq., general counsel of the Parent, Holdings and its Subsidiaries, in each case in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Parties, the Loan Documents and this Amendment as the Administrative Agent shall reasonably request.

The Administrative Agent shall notify the Primary Borrower and the Lenders of the Seventh Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 5.           REPRESENTATIONS AND WARRANTIES.  To induce the Administrative Agent to enter into this Amendment and to induce the Lenders to consent thereto and the Tranche B-1 Term Loan Lenders to make the Tranche B-1 Term Loans contemplated by this Amendment, each of Parent, Holdings and the Primary Borrower hereby represents and warrants to the Agents and all of the Lenders as of the Seventh Amendment Effective Date that:

(a)           Each Loan Party has the power and authority, and the legal right, to make and deliver the Amendment Documents to which it is a party and to perform the Loan Documents to which it is a party, as amended by the Amendment Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of such Amendment Documents and the performance of such Loan Documents, as so amended.

(b)           No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution and delivery of the Amendment Documents or with the performance, validity or enforceability of this Amendment or the Loan Documents, as amended by the Amendment Documents.

(c)           Each Amendment Document has been duly executed and delivered on behalf of each Loan Party which is a party thereto.

(d)           Each Amendment Document and each Loan Document, as amended by the Amendment Documents, constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)           The execution, delivery and performance of the Amendment Documents and the performance of the Loan Documents, as amended by the Amendment Documents, the borrowings thereunder and the use of proceeds thereof does not and will not (i) violate or conflict with any Requirement of Law or any organizational or other governing document of the Primary Borrower or any other Loan Party, (ii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under, any Contractual Obligation of the Primary Borrower or any other Loan Party or (iii) result in, or require the creation or imposition of any Lien upon, any Property of the Primary Borrower or any other Loan Party pursuant to any such Requirement of Law, any such organizational or other governing document, or any such Contractual Obligation (other than the Liens created by the Security Documents).

(f)            Each of the representations and warranties made by the Primary Borrower or any other Loan Party in or pursuant to the Loan Documents that is qualified by materiality is true and correct on and as of the Seventh Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of such date, and each of the representations and warranties made by the Primary Borrower or any other Loan Party in or pursuant to the Loan Documents that is not qualified by materiality is true and correct in all material respects on and as of the Seventh Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of such date, except, in each case, to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date.

(g)           No Default or Event of Default has occurred and is continuing.

SECTION 6.           REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. On and after the Seventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.  Except as expressly amended herein, all of the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Agents or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

SECTION 7.           COUNTERPARTS.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Amendment signed by all the parties shall be lodged with the Primary Borrower and the Administrative Agent.

SECTION 8.           PAYMENT OF EXPENSES.  The Primary Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

SECTION 9.           GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

SIX FLAGS, INC.

By:	/s/ Jeffrey R. Speed
Name: Jeffrey R. Speed
Title: EVP & CFO

SIX FLAGS OPERATIONS INC.

By:	/s/ Jeffrey R. Speed
	Name:	Jeffrey R. Speed
	Title:	EVP & CFO

SIX FLAGS THEME PARKS INC.

By:	/s/ Jeffrey R. Speed
	Name:	Jeffrey R. Speed
	Title:	EVP & CFO

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Authorized Signatory

ANNEX A

PRICING GRIDS

PRICING GRID FOR TRANCHE B TERM LOAN FACILITY

	Applicable Margin for Tranche B-1 Term Loans
Ratings	Eurocurrency Loans	Base Rate Loans
Category 1: Corporate family rating of B2 or lower by Moody’s Investors Service, Inc. (“Moody’s”) or B- or lower by Standard & Poor’s (“S&P”)	2.25%	1.25%
Category 2: Corporate family rating of at least B1 by Moody’s and corporate rating of at least B by S&P	2.00%	1.00%

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a corporate family or corporate rating, as applicable, for the Primary Borrower (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agency shall be deemed to have established a rating in Category 1; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Primary Borrower shall fall within different Categories, the Applicable Margin shall be based on the lower of the two ratings; and (iii) if the rating established or deemed to have been established by Moody’s or S&P for the Primary Borrower shall be changed, such change shall be effective as of the date on which such change is first announced by the applicable rating agency.  Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate obligors, the Primary Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

PRICING GRID FOR REVOLVING CREDIT FACILITY
AND MULTICURRENCY FACILITY

Consolidated Leverage Ratio	Applicable Margin Eurocurrency Loans	Applicable Margin Base Rate Loans	Commitment Fee Rate

> 3.00 to 1.00	2.75%	1.75%	0.500%
< 3.00 to 1.00 and > 2.50 to 1.00	2.50%	1.50%	0.500%
< 2.50 to 1.00 and > 2.00 to 1.00	2.25%	1.25%	0.500%
< 2.00 to 1.00 and > 1.50 to 1.00	1.75%	0.75%	0.375%
< 1.50 to 1.00	1.50%	0.50%	0.375%

Changes in the Applicable Margin or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on each date (each, an “Adjustment Date”) on which financial statements of Holdings are delivered to the Lenders pursuant to Section 9.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph.  If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 3.0 to 1.0.  Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 10.1(a) (it being understood that the foregoing ratio is of Consolidated Total Debt to Consolidated EBITDA), except that, for purposes of this Pricing Grid, Consolidated Total Debt shall be determined without giving effect to the proviso in the definition of Consolidated Total Debt in Section 1.1.

2

EXHIBIT A

FORM OF LENDER ADDENDUM

April 21, 2006

Reference is made to (a) the Amended and Restated Credit Agreement, dated as of July 8, 2002 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among Six Flags, Inc., a Delaware corporation (“Parent”), Six Flags Operations Inc., a Delaware corporation (“Holdings”), Six Flags Theme Parks Inc., a Delaware corporation (the “Primary Borrower”), each Foreign Subsidiary Borrower from time to time party thereto, the Lenders from time to time parties thereto, The Bank of New York and Bank of America, N.A., as Syndication Agents, Credit Lyonnais, New York Branch, as Documentation Agent, and Lehman Commercial Paper Inc., as Administrative Agent, and (b) the Seventh Amendment thereto (the “Seventh Amendment”) to which a form of this Lender Addendum is attached as Exhibit A.  Unless otherwise defined herein, terms defined in the Seventh Amendment and used herein shall have the meanings given to them in the Seventh Amendment.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 4(b) of the Seventh Amendment, the undersigned hereby (a) agrees to all of the provisions of the Seventh Amendment and consents to the execution by the Administrative Agent of the Seventh Amendment and (b) becomes a Lender under the Credit Agreement having the Tranche B-1 Term Loan Commitment set forth in Schedule 1 hereto, effective as of the Seventh Amendment Effective Date.

Schedule 1 hereto sets forth the portion, if any, of the undersigned’s Tranche B-1 Term Loan Commitment that the undersigned wishes to satisfy by converting to a Tranche B-1 Term Loan an equivalent portion of the undersigned’s outstanding Existing Tranche B Term Loans.

THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

Name of Lender

By:
Name:
Title:

Accepted and agreed:

SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:
Name:
Title:

Schedule 1

TRANCHE B-1 TERM LOAN COMMITMENT AND NOTICE ADDRESS

1.	Name of Lender:

2.	Tranche B-1 Term Loan Commitment	$

	Portion of Existing Tranche B Term Loans to be converted to a Tranche B-1 Term Loan:	$

3.	If a new Lender, Notice Address:

Attention:
Telephone:
Facsimile:

EXHIBIT B

ACKNOWLEDGMENT AND CONSENT
TO THE SEVENTH AMENDMENT

TO THE AMENDED AND RESTATED CREDIT AGREEMENT

Reference is made to the Amended and Restated Credit Agreement described in the foregoing Seventh Amendment (the “Credit Agreement”; terms defined in the Credit Agreement and used in this Acknowledgement and Consent shall have the meanings given to such terms in the Credit Agreement).  Each of the undersigned Guarantors hereby (a) consents to the foregoing Seventh Amendment and the transactions contemplated thereby and (b) agrees and acknowledges that all guarantees and grants of security interests contained in the Guarantee and Collateral Agreement and other Security Documents are, and shall remain, in full force and effect after giving effect to the foregoing Seventh Amendment and all prior modifications, if any, to the Credit Agreement.

THIS ACKNOWLEDGMENT AND CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(Rest of page left intentionally blank.)

SIX FLAGS, INC.

By:
James M. Coughlin
Vice President

SIX FLAGS OPERATIONS INC.

By:
James M. Coughlin
Vice President

ASTROWORLD GP LLC
ASTROWORLD LP LLC
AURORA CAMPGROUND, INC.
DARIEN LAKE MANAGEMENT COMPANY, INC.
DARIEN LAKE THEME PARK AND CAMPING RESORT, INC.
ENCHANTED PARKS, INC.
FIESTA TEXAS, INC.
FRONTIER CITY PROPERTIES, INC.
FUNTIME, INC.
FUNTIME PARKS, INC.
GREAT ESCAPE HOLDING INC.
GREAT ESCAPE LLC
GREAT ESCAPE THEME PARK LLC
HURRICANE HARBOR GP LLC
HURRICANE HARBOR LP LLC
INDIANA PARKS, INC.
KKI, LLC
MWM HOLDINGS INC.
OHIO CAMPGROUNDS INC.
OHIO HOTEL LLC
PARK MANAGEMENT CORP.
PP DATA SERVICES INC.
PREMIER INTERNATIONAL HOLDINGS INC.
PREMIER PARKS HOLDINGS INC.
PREMIER PARKS OF COLORADO INC.
PREMIER WATERWORLD CONCORD INC.
PREMIER WATERWORLD SACRAMENTO INC.
RIVERSIDE PARK ENTERPRISES, INC.
SAN ANTONIO PARK GP, LLC
SFJ MANAGEMENT INC.
SFTP INC.
SFTP SAN ANTONIO GP, INC.
SFTP SAN ANTONIO, INC.
SFTP SAN ANTONIO II, INC
STUART AMUSEMENT COMPANY
TIERCO MARYLAND, INC.
TIERCO WATER PARK, INC.
WYANDOT LAKE, INC.

By:
James M. Coughlin
Vice President

SF SPLASHTOWN INC.
SF SPLASHTOWN GP INC.
SIX FLAGS EVENTS INC.
SIX FLAGS EVENTS HOLDING CORP.
SIX FLAGS SERVICES, INC.
SIX FLAGS SERVICES OF ILLINOIS, INC.
SIX FLAGS SERVICES OF MISSOURI, INC.

By:
James M. Coughlin
Vice President

ASTROWORLD LP

By:	Astroworld GP LLC,
its General Partner

By:
James M. Coughlin
Vice President

ELITCH GARDENS L.P.

By:	Premier Parks of Colorado Inc.,
its General Partner

By:
James M. Coughlin
Vice President

FRONTIER CITY PARTNERS LIMITED PARTNERSHIP

By:	Frontier City Properties, Inc.,
its General Partner

By:
James M. Coughlin
Vice President

HURRICANE HARBOR LP

By:	Hurricane Harbor GP LLC,
its General Partner

By:
James M. Coughlin
Vice President

SF PARTNERSHIP

By:	Six Flags Theme Parks Inc.,
its General Partner

By:
James M. Coughlin
Vice President

SIX FLAGS SAN ANTONIO, L.P.

By:	SFTP San Antonio GP, Inc.,
its General Partner

By:
James M. Coughlin
Vice President

SIX FLAGS SPLASHTOWN L.P.

By:	SF Splashtown GP Inc.,
its General Partner

By:
James M. Coughlin
Vice President

SIX FLAGS EVENTS L.P.

By:	Six Flags Events Inc.,
its General Partner

By:
James M. Coughlin
Vice President

SAN ANTONIO THEME PARK, L.P.

By:	San Antonio Park GP, LLC,
its General Partner

By:
James M. Coughlin
Vice President

EXHIBIT C

FORM OF CLOSING CERTIFICATE

Reference is made to the Amended and Restated Credit Agreement, dated as of July 8, 2002 (as amended, supplemented or modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among Six Flags, Inc., a Delaware corporation (“Parent”), Six Flags Operations Inc., a Delaware corporation (“Holdings”), Six Flags Theme Parks Inc., a Delaware corporation (the “Primary Borrower”), each Foreign Subsidiary Borrower from time to time party thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”).  Pursuant to Section 4(h) of the Seventh Amendment, dated as of April 21, 2006 (the “Seventh Amendment”), among Parent, Holdings, the Primary Borrower and the Administrative Agent, each of the officers (as specified below) of [Insert Name of Company], a Delaware corporation (the “Company”), does hereby certify in such capacity, as follows:

1.             The undersigned [Insert Officer’s Title] of the Company does hereby certify, in such capacity, as follows:

(a)           The representations and warranties of the Loan Parties set forth in each of the Loan Documents, or which are contained in any certificate furnished by or on behalf of any Loan Party pursuant to any of the Loan Documents, are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(b)           [Insert Name of [Assistant] Secretary] is the duly elected and qualified [Assistant] Secretary of the Company and the signature set forth for such officer below is such officer’s true and genuine signature.

(c)           No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Tranche B-1 Term Loans to be made on the date hereof.

(d)           The conditions precedent set forth in Sections 4(a), 4(c), 4(d), 4(e) and 4(f) of the Seventh Amendment have been satisfied as of the Seventh Amendment Effective Date, except to the extent waived or modified by the Lenders.

(e)           The making of the Tranche B-1 Term Loans (including the conversion of Existing Tranche B Term Loans into Tranche B-1 Term Loans), and the use of proceeds thereof, will not violate the terms of any of the Indentures.

2.             The undersigned [Assistant] Secretary of the Company does hereby certify, in such capacity, the following:

(a)           There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred which is continuing and which has, or would reasonably be expected to have, a material adverse effect upon or to my knowledge which threatens the continued corporate existence of the Company.

(b)           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

(c)           Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the unanimous written consent of the Board of Directors of the Company on [                  ], 2006; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

(d)           Attached hereto as Annex 2 is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated, except as set forth therein.

(e)           Attached hereto as Annex 3 is a true and complete copy of the By-Laws of the Company as in effect on the date hereof and such By-Laws have not been amended, repealed, modified or restated, except as set forth therein.

(f)            The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

(g)           Attached hereto as Annex 4 is a copy of the certificate of good standing for the Company recently issued by the jurisdiction of its organization.

This Certificate, including Paragraph 2(f), may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

2

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name:	Name:
Title:	Title:

Date: ,2006

3

ANNEX 1

[Resolutions]

ANNEX 2

[Certificate of Incorporation]

ANNEX 3

[By-Laws]

ANNEX 4

[Certificate of Good Standing]